UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2015

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2015, Cytokinetics, Incorporated (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which the Company may offer and sell, from time to time through Cantor Fitzgerald, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $40.0 million (the “Shares”). Under the Sales Agreement, Cantor Fitzgerald may sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. In addition, under the Sales Agreement, Cantor Fitzgerald may sell the Shares by any other method permitted by law, including in privately negotiated transactions. The Company may instruct Cantor Fitzgerald not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The issuance and sale of these shares by the Company under the Sales Agreement, if any, will be subject to the effectiveness of the Company’s registration statement on Form S-3 to be filed with the Securities and Exchange Commission on September 4, 2015. The Company makes no assurance as to if or whether such registration will become effective or as to the continued effectiveness of such registration statement.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Cantor Fitzgerald or the Company, as permitted therein.

The Company will pay Cantor Fitzgerald a commission rate of 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Cantor Fitzgerald with customary indemnification and contribution rights. The Company will also reimburse Cantor Fitzgerald for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.43 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the common stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.43	Controlled Equity OfferingSM Sales Agreement, dated September 4, 2015, by and between Cytokinetics, Inc. and Cantor Fitzgerald & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

September 4, 2015	By:	/s/ Sharon Barbari
	Name:	Sharon Barbari
	Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit	Description

10.43	Controlled Equity OfferingSM Sales Agreement, dated September 4, 2015, by and between Cytokinetics, Inc. and Cantor Fitzgerald & Co.